UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South,

Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01	Other Events.

On November 22, 2017, Starbucks Corporation (“Starbucks” or the “Company”) completed a public offering pursuant to an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein, under which Starbucks agreed to issue and sell to the several underwriters (i) $500,000,000 aggregate principal amount of its 2.200% Senior Notes due 2020 (the “2020 Notes”) and (ii) $500,000,000 aggregate principal amount of its 3.750% Senior Notes due 2047 (the “2047 Notes” and, together with the 2020 Notes, the “Notes”).

The Notes are being issued under the Indenture, dated as of September 15, 2016 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of November 22, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.

Starbucks will pay interest on the 2020 Notes on each May 22 and November 22, beginning on May 22, 2018. The 2020 Notes will mature on November 22, 2020. At any time, Starbucks may redeem the 2020 Notes at a redemption price equal to 100% of the principal amount of such series, plus a “make whole” premium as described in the Indenture and accrued and unpaid interest.

Starbucks will pay interest on the 2047 Notes on each June 1 and December 1, beginning on June 1, 2018. The 2047 Notes will mature on December 1, 2047. At any time prior to June 1, 2047 (six months prior to the maturity date of the 2047 Notes), Starbucks may redeem the 2047 Notes at a redemption price equal to 100% of the principal amount of such series, plus a “make whole” premium as described in the Indenture and accrued and unpaid interest. At any time on and after June 1, 2047, Starbucks may redeem the 2047 Notes at par, plus accrued and unpaid interest.

In addition, upon the occurrence of a change of control triggering event relating to a particular series of the Notes (which involves the occurrence of both a change of control and a below investment grade rating of the applicable series of the Notes by Moody’s and S&P), Starbucks will be required to make an offer to repurchase such series of the Notes at a price equal to 101% of the principal amount of such series of the Notes, plus accrued and unpaid interest.

The Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s other senior unsecured indebtedness, whether currently existing or incurred in the future. The Notes will be effectively subordinated to any existing or future indebtedness or other liabilities, including trade payables, of any of the Company’s subsidiaries. The Notes are subject to customary covenants and events of default, as set forth in the Indenture.

The foregoing disclosure is qualified in its entirety by reference to the Base Indenture and the Second Supplemental Indenture. The Base Indenture was filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (SEC Registration No. 333-213645) (the “Registration Statement”) and is incorporated herein by reference. The Second Supplemental Indenture is attached hereto as Exhibit 4.2 and incorporated herein by reference.

In addition, in connection with the public offering of the Notes, Starbucks is filing the Underwriting Agreement and certain other items listed below as exhibits to this Current Report on Form 8-K for the purpose of incorporating such items into the Registration Statement. Such items filed as exhibits to this Current Report on Form 8-K are hereby incorporated into the Registration Statement by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 20, 2017, by and among Starbucks Corporation and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and U.S. Bancorp Investments, Inc., acting as representatives of the several underwriters named therein

4.1	Indenture, dated as of September 15, 2016, by and between Starbucks Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Starbucks Corporation Registration Statement on Form S-3 (SEC Registration No. 333-213645) filed on September 15, 2016)

4.2	Second Supplemental Indenture, dated as of November 22, 2017, by and between Starbucks Corporation and U.S. Bank National Association, as trustee

4.3	Form of 2.200% Senior Notes due November 22, 2020 (included in Exhibit 4.2)

4.4	Form of 3.750% Senior Notes due December 1, 2047 (included in Exhibit 4.2)

5.1	Opinion of Jones Day

5.2	Opinion of Robert L. Villaseñor

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Robert L. Villaseñor (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: November 22, 2017
	By:	/s/ Sophie Hager Hume
Sophie Hager Hume
vice president, assistant general counsel and assistant secretary